UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 22, 2005

Date of Report (Date of earliest event reported)

COBRA ELECTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-511	36-2479991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6500 West Cortland Street, Chicago, Illinois 60707 (773) 889-8870

(Address, including zip code and telephone number, including area code, or registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1. Executive Bonus Structure 2005

On February 22, 2005 the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cobra Electronics Corporation (the “Company”), adopted the 2005 executive bonus structure (the “Plan”) for the Company’s executive officers (other than James R. Bazet, the Company’s President and Chief Executive Officer (the “CEO”)) (the “Officers”) and certain other key employees. Under the Plan, the Officers shall be entitled to earn cash bonus compensation (an “Award”) based upon the achievement of certain pre-established performance goals for 2005 outlined in the Plan (the “Performance Goals”) for each Officer. The CEO is paid an annual bonus in accordance with the terms of the employment agreement between the CEO and the Company, dated May 25, 2004. Certain aspects of the Performance Goals under the Plan applicable to Michael Smith, the Company’s Senior Vice President and Chief Financial Officer, are established pursuant to the terms of the employment agreement dated December 20, 2002 between Mr. Smith and the Company.

Under the Plan, the Performance Goals consist of certain individual performance objectives and an operational component measured against targeted pre-tax profit levels of the Company. If a participant achieves 100% of his Performance Goals, he will receive the “target” Award, which is equal to 35% of his 2005 base salary. 35% of the “target” Award will be based on achieving the individual performance objectives and 65% of the “target” Award will be based on achieving the target pre-tax profit levels. At the end of the fiscal year, the CEO will be responsible for assessing the actual performance of each Officer against his respective Performance Goals and recommending any Award under the Plan based on the percentage of individual performance objectives achieved and whether any of the target pre-tax levels of the Company have been met. The Plan also provides for bonuses above the “target” Award level if certain pre-tax profit targets are reached. The Compensation Committee will review and approve the CEO’s recommendations.

2. Executive Bonus Structure 2004

On February 22, 2005 the Compensation Committee approved and authorized the immediate payment of bonuses for the fiscal year ended December 31, 2004 in the amount of $29,772, $28,665 and $23,214 to Anthony A. Mirabelli, the Company’s Senior Vice President of Marketing and Sales, Michael Smith, the Company’s Senior Vice President and Chief Financial Officer, and Gerald M. Laures, the Company’s Vice President – Finance and Corporate Secretary, respectively. The bonuses were computed in accordance with the Company’s 2004 executive bonus structure, which was previously approved by the Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA ELECTRONICS CORPORATION

By:	/s/ Michael Smith
Michael Smith
Senior Vice President and Chief Financial Officer

Date: February 28, 2005